UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 28, 2010

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

001-32242	38-2511577
(Commission File Number)	(IRS Employer Idenfication No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Domino’s Pizza, Inc. (the “Company”) was held on April 28, 2010. A total of 50,328,021 were present or represented by proxy at the meeting, representing approximately 85.6% of all shares entitled to be voted at the Annual Meeting. The matters presented for a vote and the related results are as follows:

1. ELECTION OF DIRECTORS

Proposal one was the election of three nominees to serve as directors of the Company for a term of three years. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

J. Patrick Doyle	42,385,282	460,335	7,482,404

James A. Goldman	42,612,906	232,711	7,482,404

Gregory A. Trojan	42,610,326	235,291	7,482,404

Pursuant to the foregoing votes, the three nominees listed above were elected to serve on the Company’s Board of Directors.

There were no additional Director nominations brought before the Meeting.

2. APPROVAL OF AMENDED AND RESTATED DOMINO’S PIZZA SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

Proposal two was the approval of the Amended and Restated Domino’s Pizza Senior Executive Annual Incentive Plan. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
47,596,958	2,670,984	60,079	0

Pursuant to the foregoing votes, the Amended and Restated Domino’s Pizza Senior Executive Annual Incentive Plan was approved.

3. RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Proposal three was the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accountant for the current fiscal year. The result of the vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
50,215,063	84,581	28,377	0

Pursuant to the foregoing votes, the ratification of PricewaterhouseCoopers LLP as the independent registered public accountant for the current fiscal year was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.
(Registrant)

Date: April 30, 2010	/s/ Kenneth B. Rollin
Kenneth B. Rollin
Executive Vice President